SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 29, 1999


                               RECOTON CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


            NEW YORK                   0-5860            11-1771737
       (STATE OR OTHER JURISDIC-    (COMMISSION        (IRS EMPLOYER
       TION OF INCORPORATION)       FILE NUMBER)       IDENTIFICATION NO.)

                  2950 LAKE EMMA ROAD, LAKE MARY, FLORIDA 32746
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: 407-333-8900

                                      N.A.
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5.  OTHER EVENTS

     On November 29, 1999, the size of the Company's Board of Directors was increased to 11 and Ann R. Levin and Jerry Kalov were elected to the Board for terms which expire at the Annual Meeting in 2000.

     Ms. Leven is currently a Director of the Delaware Group of Mutual Funds and chairs its Audit Committee, a Governor of The Investment Company Institute, a Director of The Andy Warhol Foundation for the Visual Arts, a Trustee of the New York School of Interior Design and Trustee Emerita of Brown University. She was the Treasurer and Chief Fiscal Officer of the National Gallery of Art from 1994 to 1999, Treasurer and Chief Fiscal Officer of the Smithsonian Institution from 1984 to 1990, Treasurer of The Metropolitan Museum of Art from 1972 to 1979 and Vice President and Senior Corporate Planning Officer of The Chase Manhattan Bank from 1979 through 1983. She has also been a trustee of various funds under the auspices of Aquila Management Corporation and Alliance Capital, Staff Director of the Presidential Task Force on the Arts and Humanities in the early 1980s and Adjunct Professor at Columbia University Graduate School of Business for 17 years, where she taught business policy and administrative practices. She is 59 years old.

     Mr. Kalov has been involved in the consumer electronics industry for over 40 years. He is currently a director of Wells-Gardner Electronics Corporation, a public corporation primarily supplying monitors and related items to the gaming and amusement industry, and Quoin Incorporated, a private OEM supplier to the automobile manufacturing industry. He was the President of Cobra Electronics Corporation, a public consumer electronics company specializing in cordless telephones, answering systems, two-way communication products and other similar products, from 1985 until his retirement in 1998. From 1983 until 1985 he was the senior partner in a Los Angeles-based venture capital and management consulting firm with interests in the consumer and industrial electronics industry. He was also the President and Chief Operating Officer of Harman International Industries and President and Chief Executive Officer of its subsidiary JBL Incorporated from 1980 until 1983 and the President of Jensen International from 1970 to 1980, each of which companies specializes in speakers and other home entertainment products. Mr. Kalov is a member of the Board of Governors and the Executive Committee of the Consumer Electronics Association
(CEA) of the Electronics Industries Association and a trustee of the Electronic Industries Foundation. He has served as Chairman of the Electronics Industries Alliance, President of the Institute of High Fidelity Manufacturers and Chairman of the Audio Components Division of the Electronic Industries Association, as well as being active in numerous charitable endeavors. He is 63 years old.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            RECOTON COMPANY


                            By: /S/ STUART MONT
                                --------------------------------------------
                                Name:  Stuart Mont
                                Title: Chief Operating Officer and Executive
                                       Vice President-Operations

Dated:  December 6, 1999